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                                                                       EXHIBIT 6




                             DISTRIBUTION AGREEMENT




         This Distribution Agreement is made as of September 15, 1997 between TIME HORIZON FUNDS, a Delaware Business Trust (herein called the "Company"), and PROVIDENT DISTRIBUTORS, INC., (herein called "Distributor").



         WHEREAS, the Company is an open-end, management investment company and is so registered under the Investment Company Act of 1940; and



         WHEREAS, the Company will offer and maintain the following investment portfolios: Portfolio I, II, and III (each individually a "Fund" and collectively the "Funds"); and



         WHEREAS, the Company desires to retain Distributor as distributor for the Funds to provide for the sale, distribution and redemption of shares of beneficial interest of the Funds (herein collectively called "Shares"), and Distributor is willing to render such services;



         NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein the parties hereto agree as follows:




I.       DELIVERY OF DOCUMENTS



         The Company has delivered to Distributor copies of each of the following documents and shall deliver to it all future amendments and supplements thereto, if any:



         (a) The Company's Declaration of Trust and all amendments thereto (such Declaration of Trust, as presently in effect and as it shall from time to time be amended, herein called the "Declaration");



         (b) Bylaws of the Company (such Bylaws, as presently in effect and as they shall from time to time be amended, herein called the "Bylaws");



         (c) Resolutions of the Board of Trustees of the Company authorizing the execution and delivery of this Agreement;



         (d) The Company's registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended (the "1940 Act"), on Form N-1A as filed with the Securities and Exchange Commission (the "Commission") relating to the Shares, and all






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                 subsequent amendments thereto (said registration statement, as presently in effect and as amended or supplemented from time to time, is herein called the "Registration Statement");



         (e) Notification of Registration of the Company under the 1940 Act on Form N-8A as filed with the Commission; and



         (f) Prospectuses and statements of additional information of the Company and of the Funds (such prospectuses and statements of additional information, as presently in effect and as they shall from time to time be amended and supplemented, herein called individually the "Prospectus" and collectively the "Prospectuses").




II.      DISTRIBUTION



         1.  APPOINTMENT OF DISTRIBUTOR.



         The Company hereby appoints Distributor as Distributor of the Funds' Shares and Distributor hereby accepts such appointment and agrees to render the services and duties set forth in this Section II. The Distributor shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Board of Trustees of the Company from time to time, have no authority to act for or represent the Company in any way or otherwise be deemed its agent. The services furnished by the Distributor hereunder are not deemed exclusive, and the Distributor shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.



         2.  SERVICES AND DUTIES.



         (a) The Company agrees to sell through Distributor, as agent, from time to time during the term of this Agreement, Shares of the Funds upon the terms and at the current offering price as described in the applicable Prospectus. Distributor shall act only on its own behalf as principal in making agreements for the sale and redemption of Shares, and shall sell Shares only at the offering price thereof as set forth in the applicable Prospectus. Distributor shall devote its best efforts to effect sales of Shares of each of the Funds, but shall not be obligated to sell any certain number of Shares.



         (b) In all matters relating to the sale and redemption of Shares, Distributor shall act in conformity with the Company's Declaration, Bylaws and Prospectuses and with the instructions and directions of the Board of Trustees of the






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                 Company, and shall conform to and comply with the requirements of the 1933 Act, the 1940 Act, the regulations of the NASD Regulations, Inc. and all other applicable federal or state laws and regulations. In connection with such sales, Distributor acknowledges and agrees that it is not authorized to provide any information or make any representations other than as contained in the Company's Registration Statement and Prospectuses and any sales literature specifically approved by the Company. The Company shall furnish from time to time, for use in connection with the sale of the Shares, such information with respect to the Funds and the Shares as Distributor may reasonably request.



         (c) Except to the extent permitted by a plan adopted by the Company under Rule 12b-1 of the 1940 Act, Distributor shall bear the cost of (i) printing and distributing any Prospectus (including any supplement thereto), and (ii) preparing, printing and distributing any literature, advertisement or material which is primarily intended to result in the sale of the Shares; provided, however, that Distributor shall not be obligated to bear the expenses incurred by the Company in connection with (1) the preparation and printing of any supplement or amendment to any Registration Statement or Prospectus necessary for the continued effective registration of the Shares under the 1933 Act or any state securities laws; and (2) the printing and distribution of any Prospectus, supplement or amendment thereto for existing shareholders of the Fund described therein.



         (d) The Company, or any agent of the Company designated in writing by the Company, shall be promptly advised of all purchase orders for Shares received by the Distributor.



         (e) The Distributor shall provide the services of certain persons who may be appointed as officers of the Company by the Company's Board of Trustees.



         (f) It is understood that certain expenses to be incurred in connection with the shares may be paid as provided in a shareholder service plan or similar plan adopted by the Company. The Distributor agrees to be responsible for the operation of such plan in accordance with the terms thereof.



         (g) The Company shall have the right at any time to inspect the records of the company (including work papers and the other related documents) in the possession of the Distributor.



         3.  SALES AND REDEMPTIONS.



         (a) Shares of the Company are to be sold by the Distributor to shareholders at






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                 the offering price as set forth in the Prospectuses then in effect.



         (b) The Company shall pay all costs and expenses in connection with the registration of the Shares under the 1933 Act, and all expenses in connection with maintaining facilities for the issue and transfer of the Shares and for supplying information, prices and other data to be furnished by the Company hereunder, and all expenses in connection with preparing, printing and distributing the Prospectuses except as set forth in subsection 2c of Section II hereof or in any other agreement entered into by the Company.



         (c) The Company shall execute all documents, furnish all information and otherwise take all actions which may be reasonably necessary in the discretion of the Company's officers in connection with the qualification of the Shares for sale in such states as Distributor may designate to the Company and the Company may approve, and the Company shall pay all filing fees which may be incurred in connection with such qualification. Distributor shall pay all expenses connected with its qualification as a dealer under state or federal laws and, except as otherwise specifically provided in this Agreement, all other expenses incurred by Distributor in connection with the sale of the Shares as contemplated in this Agreement.



         (d) Any of the outstanding Shares of the Company may be tendered for redemption at any time, and the Company agrees to repurchase or redeem the Shares so tendered in accordance with the Company's Charter, Bylaws and Prospectuses. The price to be paid to redeem or repurchase the Shares shall be equal to the net asset value per Share determined as set forth in the applicable Prospectus (the "redemption price"). All payments by the Company hereunder shall be made in the manner set forth in Section 3(e) below.



         (e) The Company (or its agent) shall pay the total amount of the redemption price pursuant to the instructions of the Distributor on or before the seventh calendar day subsequent to the Company (or its agent) having received the notice of redemption in proper form. The proceeds of any redemption of shares shall be paid by the Company (or its agent) to or for the account of the redeeming shareholder, in each case in accordance with the applicable provisions of the applicable Prospectus.



         (f) The Company shall have the right to suspend the sale of Shares of any Fund at any time in response to conditions in the securities markets or otherwise, and to suspend the redemption of Shares of any Fund at any time as permitted by the 1940 Act or the rules of the Commission ("Rules").






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         (g)     The Company reserves the right to reject in its discretion any order for Shares.




III.     PAYMENTS
         Distributor shall receive and may retain any portion of any front-end or contingent deferred sales charge which is imposed on sales and redemptions of Shares, as set forth in the Prospectuses and not reallowed to others. Upon termination of this Agreement for any reason, the obligation to pay any such contingent deferred sales charge on Shares sold prior to the date of termination shall survive the termination, and the Company or its agent shall collect and pay any such charges thereafter imposed on such Shares to Distributor.



         It is understood that certain shareholder servicing expenses to be incurred in connection with the Shares may be paid as provided in a Shareholder Service Plan adopted by the Company, as the same may be amended by the Company from time to time. Distributor agrees to be responsible for the operation of such Plan in accordance with the terms thereof.



         The Company has adopted certain Distribution and Administrative Service Plans pursuant to Rule 12b-1 under the 1940 Act, pursuant to which Distributor shall be entitled to receive certain payments as set forth in such Plan, as the same may be amended from time to time. Distributor agrees to be responsible for the operation of such Plan in accordance with the terms thereof.



IV.      LIMITATIONS OF LIABILITY



         Distributor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Company or any Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.



V.       CONFIDENTIALITY



         Distributor shall treat confidentially and as proprietary information of the Company all records and other information relative to the Company and the Funds and prior or present shareholders or those persons or entities who respond to Distributor's inquiries concerning investment in the Company, and shall not use such records and information for any purpose other than the performance of its responsibilities and duties hereunder or under any other agreement with the Company, except after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and may not be withheld where Distributor may be






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         exposed to civil or criminal contempt proceedings for failure to comply, when Distributor is requested to divulge such information by duly constituted authorities, or when Distributor is so requested by the Company.




VI.      INDEMNIFICATION



         1.  COMPANY REPRESENTATIONS.



         The Company represents and warrants to Distributor that (a) it is duly organized as a Delaware business trust and is and at all times will remain duly authorized to enter into and perform this Agreement, and
         (b) at all times the Registration Statement and Prospectuses will in all material respects conform to the applicable requirements of the 1933 Act and the Rules and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty in this subsection shall apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company by or on behalf of and with respect to Distributor expressly for use in the Registration Statement or Prospectuses.



         2.  DISTRIBUTOR REPRESENTATIONS.



         Distributor represents and warrants to the Company that (a) it is duly organized as a Delaware corporation and is and at all times will remain duly authorized and licensed to carry out its services as contemplated herein (b) at all times any written information furnished to the Company by or on behalf of Distributor expressly for use in the Registration Statement or Prospectuses will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (c) Distributor is at all times during the term of this Agreement a registered broker-dealer under the Securities Exchange Act of 1934.



         3.  COMPANY INDEMNIFICATION.



         The Company shall indemnify, defend and hold harmless Distributor, its several officers and partners, and any person who controls Distributor within the meaning of Section 15 of the 1933 Act, from and against any losses, claims, damages or liabilities, joint or several, to which any of them may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the






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         Registration Statement, the Prospectuses or any application or other document executed by or on behalf of the Company, or arise out of, or are based upon, information furnished by or on behalf of the Company filed in any state in order to qualify the Shares under the securities or blue sky laws thereof ("Blue Sky Application"), or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse Distributor, its several officers and partners, and any person who controls Distributor within the meaning of Section 15 of the 1933 Act, for any legal or other expenses reasonably incurred by any of them in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any case to the extent that such loss, claim, damage or liability arises out of, or is based upon, any untrue statement, alleged untrue statement, or omission or alleged omission made in the Registration Statement, the Prospectuses, any Blue Sky Application or any application or other document executed by or on behalf of the Company in reliance upon and in conformity with written information furnished to the Company by or on behalf of and with respect to Distributor specifically for inclusion therein.



         The Company shall not indemnify any person pursuant to this subsection 3 of Section VI hereof unless the court or other body before which the proceeding was brought has rendered a final decision on the merits that such person was not liable by reason of his willful misfeasance, bad faith or negligence in the performance of his duties, or his reckless disregard of obligations and duties, under this Agreement ("disabling conduct") or, in the absence of such a decision, a reasonable determination (based upon a review of the facts) that such person was not liable by reason of disabling conduct has been made by the vote of a majority of a quorum of trustees of the Company who are neither "interested persons" of the Company (as defined in the 1940
         Act) nor parties to the proceeding, or by an independent legal counsel in a written opinion.



         Each Fund shall advance attorneys' fees and other expenses incurred by any person in defending any claim, demand, action or suit which is the subject of a claim for indemnification pursuant to this subsection 3 of Section VI hereof, so long as:



         (a) such person shall undertake to repay all such advances unless it is ultimately determined that he is entitled to indemnification hereunder; and



         (b) such person shall provide security for such undertaking, or the Fund shall be insured against losses arising by reason of any lawful advances, or a majority of a quorum of the disinterested, non-party trustees of the Company (or an independent legal counsel in a written opinion) shall determine based on a review of readily available facts (as opposed to a full trial-type inquiry)






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                 that there is reason to believe that such person ultimately will be found entitled to indemnification hereunder.





         4.  DISTRIBUTOR INDEMNIFICATION.



         Distributor shall indemnify, defend and hold harmless the Company, each Fund, the Company's several officers and trustees and any person who controls the Company or any Fund within the meaning of Section 15 of the 1933 Act, from and against any losses, claims, damages or liabilities, joint or several, to which any of them may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any breach of its representations and warranties in subsection 2 of Section VI or its agreements in subsection 2 of Section II hereof, or which arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectuses, any Blue Sky Application or any application or other document executed by or on behalf of the Company, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company or any of its several officers and trustees by or on behalf of and with respect to Distributor specifically for inclusion therein, and shall reimburse the Company, each Fund, the Company's several officers and trustees, and any person who controls the Company or any Fund within the meaning of Section 15 of the 1933 Act, for any legal or other expenses reasonably incurred by any of them in investigating, defending or preparing to defend any such action, proceeding or claim.



         5.  GENERAL INDEMNITY PROVISIONS.



         No indemnifying party shall be liable under its indemnity agreement contained in subsection 3 or 4 of Section VI hereof with respect to any claim made against such indemnifying party unless the indemnified party shall have notified the indemnifying party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the indemnified party (or after the indemnified party shall have received notice of such service on any designated agent), but failure to notify the indemnifying party of any such claim shall not relieve it from any liability which it may otherwise have to the indemnified party. The indemnifying party shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, and if the indemnifying party elects to assume the defense, such defense shall be conducted by counsel chosen by it and






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         reasonably satisfactory to the indemnified party.  In the event the indemnifying party elects to assume the defense of any such suit and retain such counsel, the indemnified party shall bear the fees and expenses of any additional counsel retained by the indemnified party.




         6.  NAMES.



         The name "Time Horizon Funds, Inc., a Delaware Business Trust" refers to a Trust created and the Trustees, as Trustees but not individually or personally, acting from time to time under a Declaration of Trust dated June 12, 1995, as amended, which is hereby referred to and a copy of which is on file at the principal office of the Company. The trustees, officers, employees and agents of the Company shall not personally be bound by or liable under any written obligation, contract, instrument, certificate or other interest or undertaking of the Company made by the Trustees or by an officer, employee or agent of the Company, in his or her capacity as such, nor shall resort be had to their private property for the satisfaction of any obligation or claim thereunder. All persons dealing with any series or class of shares of the Company may enforce claims against the Company only against the assets belonging to such series or class.



VII.     DURATION AND TERMINATION



         This Agreement shall become effective as of the date hereof and, unless sooner terminated as provided herein, shall continue in effect with respect to each Fund until October 31, 1998. Thereafter, if not terminated, this Agreement shall continue automatically for successive terms of one year, provided that such continuance is specifically approved at least annually (a) by a vote of a majority of those members of the Board of Trustees of the Company who are not parties to this Agreement or "interested persons" of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Board of Trustees of the Company or by vote of a "majority of the outstanding voting securities" of the Funds as to which the Agreement is effective; provided, however, that this Agreement may be terminated by the Company at any time, without the payment of any penalty, by vote of a majority of the entire Board of Trustees of the Company or by a vote of a "majority of the outstanding voting securities" of such Funds on ninety (90) days' prior written notice to Distributor, or by Distributor at any time, without the payment of any penalty, on ninety (90) days' prior written notice to the Company. This Agreement shall automatically and immediately terminate in the event of its "assignment." As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meanings as such terms have in the 1940 Act. Any documents, records or work papers prepared by the Distributor on behalf of the Company in order to maintain






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         the regulatory records of the Funds shall become the property of the
         Company. In the event of termination, the Distributor shall promptly, upon written request, turn over such documents, records or work papers to the Company.






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VIII.    AMENDMENT OF THIS AGREEMENT



         No provision of this Agreement may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against whom an enforcement of the change, waiver, discharge or termination is sought.




IX.      NOTICES



         Notices of any kind to be given to the Company hereunder by Distributor shall be in writing and shall be duly given if mailed or delivered to the Company at:



                           Time Horizon Funds, Inc.,
                           a Delaware Business Trust
                                 c/o PFPC Inc.
                              103 Bellevue Parkway
                             Wilmington, DE  19809



With a copy to



                                 Cathy O'Kelly
                        Vedder, Price, Kaufman & Kammholz
                             222 N. LaSalle Street
                               Chicago, IL 60601



         Notices of any kind to be given to Distributor hereunder by the Company shall be in writing and shall be duly given if mailed or delivered to Distributor at:



                                 Monroe Haegele
                          Provident Distributors, Inc.
                     Four Falls Corporate Center, 6th Floor
                        West Conshohocken, PA 19428-2961



X.       MISCELLANEOUS



         The obligations of each fund under this Agreement shall be several (and not joint, or joint and several) obligations of each fund. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. Subject to the provisions of Section VII hereof, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and






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         shall be governed by Delaware law (without regard to principles of conflicts of law); provided, however, that nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or regulation of the Commission thereunder. This Agreement may be executed in two or more parts which together shall constitute a single Agreement.



         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.




                                            TIME HORIZON FUNDS,
                                            A DELAWARE BUSINESS TRUST





                                            By  /S/ Robert E. Greeley
                                                ---------------------
                                                    President







                                            PROVIDENT DISTRIBUTORS, INC.





                                            By: /S/ Monroe Hagele
                                                -----------------
                                                    Chief Executive Officer





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